Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
____________________________

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-114932, 333-62188 and 333-81453) previously filed by RF Industries, Ltd of our report, dated December 9, 2004, on the financial statements of RF Industries, Ltd as of October 31, 2004 and 2003 and for each of the years in the two-year period ended October 31, 2004, which report appears in this annual report on From 10-KSB/A for the years then ended.

/s/ J.H. COHN LLP

San Diego, California
June 20, 2005